Exhibit 99.1

China Digital Communication Group Appoints CFO and COO
Monday July 10, 5:46 pm ET

New COO Su Yi Zheng to Also Serve as Director

LOS ANGELES, CA and SHENZHEN, CHINA — (MARKET WIRE) — Jul 10, 2006 — China Digital Communication Group (OTC BB:CHID.OB — News), one of the fastest growing battery components manufacturers in China, announced today that it appointed Su Yi Zheng as Chief Operating Officer and a director and Sarah Shao as Chief Financial Officer.

China Digital CEO Ran Liang, said, “Mr. Zheng and Ms. Shao are experienced executives who will help us build our business. Mr. Zheng served as general executive officer for Sono Digital Electronic Technologies Co., Ltd, a company that we recently acquired with operations in the 3G market. He has extensive experience in the 3G telecommunications field. Ms. Shao has worked with several public companies in China and other countries and has a strong background in corporate finance. With assistance from these two talented individuals, we will continue to strive toward establishing a profitable position in the 3G telecommunications industry. In addition, we remain committed to strengthening our position in the battery components manufacturing market.”

A former general executive officer for Sono Digital, Zheng was president of Shenzhen Ke Zun Tong Tech Co., Ltd. Before that, he was executive manager at American New York Asia Communication Co., Ltd. for the China area from 1997 to 2001. From 1988 to 1989, he was an electrical engineer for the China Ministry of Posts and Telecommunication — Guanzhou Telecommunications Equipments Manufacture. He has a Bachelor’s of Science degree in electrical engineering from GuanZhou Zhongshan University.

Shao was the CFO of US KXD Technology Inc. before joining China Digital. Before that, she was an accounting controller for KXD Digital Entertainment Limited, a Singapore public company. She was an accounting controller for Hainan Pearl River Holding Co., Ltd., a Chinese A/B exchange public company, and Shenzhen Guizhou Light Industry Co., Ltd. She served as an accounting director at Shenzhen Shenmao Group Co., Ltd. from 1998 to 2002. She holds a Master’s of Science from the Graduate School of Trade, Economics and Finance at China Academy of Social Science and a Bachelor’s of Science in business administration and international accounting from Guangzhou Foreign International Business University. She is also certified from the General Accountants Association of Canada — China Representation Office.

About China Digital Communication Group

China Digital Communication Group, through its wholly owned subsidiary, Shenzhen E’Jenie Science and Technology Co., Ltd. (E’Jenie), is one of China’s leading manufacturers and developers of advanced telecommunications equipment. E’Jenie sells advanced high-quality lithium-ion battery shell and cap products to all major lithium-ion battery cell manufacturers in China. E’Jenie’s products are used to power mobile phones, MP3 players, laptops, digital cameras, PDAs, camera recorders and other consumer electronic digital devices. China Digital Communication Group is continuing its expansion across East Asia, while seeking distribution partners and acquisitions in new global markets, including the United States. For more information, visit http://www.chinadigitalgroup.com or contact Roy Teng of China Digital, (310) 461-1322, e-mail: info@chinadigitalgroup.com.

An investment profile on China Digital Communication Group may be found at http://www.hawkassociates.com/chinadigital/profile.php.

For investor relations information regarding China Digital Communication Group, contact Frank Hawkins or Ken AuYeung, Hawk Associates, at (305) 451-1888, e-mail: info@hawkassociates.com. An online investor kit including press releases, current price quotes, stock charts and other valuable information for investors may be found at http://www.hawkassociates.com and http://www.americanmicrocaps.com.

Forward-looking statement: Except for the historical information, the matters discussed in this news release may contain forward-looking statements, including, but not limited to, factors relating to future sales. These forward-looking statements may involve a number of risks and uncertainties. Actual results may differ materially based on a number of factors, including, but not limited to, uncertainties in product demand, risks related to doing business in China, the impact of competitive products and pricing, changing economic conditions around the world, release and sales of new products and other risk factors detailed in the company’s most recent annual report and other filings with the Securities and Exchange Commission.

Contact:

China Digital Communication Group
Roy Teng
(310) 461-1322